EXHIBIT 99.1

   HALLADOR ENERGY COMPANY

NEWS RELEASE
FOR IMMEDIATE RELEASE

Contact:  Rebecca Palumbo
           303/839-5504 ext. 316

Hallador Initiates Quarterly Dividend Policy
 and Declares $.04 Dividend Payable on May 15, 2013

DENVER, COLORADO –— April 5, 2013 - Hallador Energy Company (NASDAQ: HNRG)

On April 5, 2013 the Board of Directors approved the adoption of a regular quarterly dividend policy and authorized a dividend of $.04 per common share outstanding, payable on May 15, 2013, to shareholders of record at the close of business on April 30, 2013.

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